UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
December 10, 2019
Date of Report (Date of earliest event reported)
 Planet Fitness, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Liberty Lane West
Hampton, NH 03842
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (603) 750-0001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 10, 2019, Planet Fitness, Inc. (the “Company”) announced the appointment of Thomas Fitzgerald, age 59, as Chief Financial Officer effective January 6, 2020. Dorvin Lively, currently President and Chief Financial Officer of the Company, will continue in his role as President of the Company. In connection with this transition, Brian O’Donnell, age 40, Vice President and Corporate Controller of the Company, has been promoted to Vice President, Chief Accounting Officer of the Company effective January 6, 2020. Mr. O'Donnell's duties as Vice President, Chief Accounting Officer will include serving as the Company's principal accounting officer.
Mr. Fitzgerald is currently Chief Financial Officer and Senior Vice President at Potbelly Corporation, a neighborhood sandwich shop concept, a position he has held since December 2018. Prior to this role, Mr. Fitzgerald served on the Board of Directors for Charming Charlie, Inc., a fashion and accessories retailer, from March 2017 through March 2018 and was employed as their President and Chief Financial Officer from 2015 through 2017, and as their Chief Administrative Officer and Chief Financial Officer from 2013 through 2015. Prior to joining Charming Charlie, Mr. Fitzgerald was Chief Administrative Officer for Sears Canada, Inc.
Mr. O’Donnell has served as Vice President and Corporate Controller of the Company since February 2016. Prior to joining the Company, Mr. O’Donnell served as Chief Accounting Officer, Vice President of Finance and Corporate Controller of Sonus Networks, a global technology hardware and services company, from December 2012 to December 2015. At Sonus Networks, Mr. O’Donnell oversaw the global finance organization and worked extensively with a cross-functional team in the role of systems and process improvement in a variety of areas. Mr. O’Donnell’s responsibilities also included the day-to-day oversight of the Finance organization and Sarbanes-Oxley compliance efforts.
The Board of Directors of the Company approved a grant of equity awards to Mr. Fitzgerald in connection with his new role as Chief Financial Officer of the Company with a grant date fair value of $450,000, such grant to be comprised of one-third stock options, one-third restricted stock units and one-third performance stock units under the Company’s 2015 Omnibus Incentive Plan. The grant of options and restricted stock units will be made on January 6, 2020 and the options will have an exercise price equal to the closing price of a share of Class A common stock on that same date. These stock options and restricted stock units will vest in equal installments on each of the first four anniversaries of the date of grant. The performance stock units will be granted on a later date. There is no arrangement or understanding between Mr. Fitzgerald and any other person pursuant to which he was appointed Chief Financial Officer of the Company. There are no transactions involving Mr. Fitzgerald requiring disclosure under Item 404(a) of Regulation S-K.
The Board of Directors of the Company also approved a grant of equity awards to Mr. O’Donnell in connection with his new role as Vice President, Chief Accounting Officer of the Company with a grant date fair value of $50,000, such grant to be comprised of half stock options and half restricted stock units under the Company’s Omnibus Incentive Plan. The grant will be made on January 6, 2020 and the options will have an exercise price equal to the closing price of a share of Class A common stock on that same date. These stock options and restricted stock units will vest in equal installments on each of the first four anniversaries of the date of grant. There is no arrangement or understanding between Mr. O’Donnell and any other person pursuant to which he was appointed principal accounting officer of the Company. There are no transactions involving Mr. O’Donnell requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Dorvin Lively
Name: Title:	Dorvin Lively President and Chief Financial Officer
Dated: December 10, 2019